Exhibit 99.1

Vonage Announces Strong Second Quarter 2016 Results, Driven by Vonage Business GAAP Revenues of $86 Million, a 75% Year-Over-Year Increase

•	Consolidated Revenues of $234 Million

•	Closes Acquisition of Nexmo, Which Grew Revenues 43% Year-Over-Year

•	Consumer Customer Churn of 2.1%, the Lowest in 10 Years

•	Income from Operations of $5 Million

•	Adjusted OIBDA of $40 Million

Holmdel, NJ, August 2, 2016 - Vonage Holdings Corp. (NYSE: VG), a leading provider of Cloud Communications for Business, today announced results for the second quarter ended June 30, 2016.
Second Quarter Consolidated Financial Results
For the second quarter of 2016, Vonage reported revenues of $234 million, up from $222 million in the year ago quarter. GAAP Income from Operations was $5 million, down from $17 million in the prior year, primarily due to acquisition related costs. Adjusted Operating Income Before Depreciation and Amortization (“Adjusted OIBDA”)1 for the second quarter was $40 million, a 5% increase over the prior year period. GAAP net income was $1 million or $0.00 per share, down from $8 million or $0.04 per share in the year ago quarter, also due to acquisition related costs. Adjusted net income2 was $18 million or $0.08 per share, up from $14 million or $0.07 per share in the year ago quarter.
“We reported a strong second quarter, highlighted by 75% revenue growth by Vonage Business. We continue to make significant progress on our business transformation, including the completion of our recent acquisition of Nexmo, a global leader in Communications Platform as a Service, or CPaaS. We are building a powerful and highly differentiated global Cloud Communications solution for business,” said Vonage CEO Alan Masarek.

“At the same time, our strong adjusted OIBDA performance for the quarter reflects the disciplined execution of our plan to drive significant cash flows from Consumer Services, where churn hit a ten-year low,” Mr. Masarek continued.
Second Quarter Operating Results

•
Vonage completed the acquisition of Nexmo Inc. (“Nexmo”). This acquisition accelerates Vonage's growth strategy, deepens its technology capabilities and elevates its leadership position in Cloud Communications.

•	Nexmo added many large, global customers including Amazon AWS, HTC and StubHub.

•	Revenue at Vonage Business, which includes $8 million of Nexmo revenue, was $86 million, a 75% year-over-year increase on a GAAP basis.

•	Ending seats at Vonage Business were 578,000, up from 401,000 seats in the year ago quarter, a 44% increase.

•	Vonage Business revenue churn was 1.4%, compared to 1.3% in the year ago quarter.

•
Revenue from Consumer Services was $148 million, compared to $173 million in the prior year period, consistent with the Company’s strategy to redeploy capital into the rapidly growing Cloud Business Communications sector.

•	Consumer customer churn improved to 2.1%, down from 2.2% in the year ago quarter.

Patent Portfolio
Vonage continues to execute on its strategy to develop innovative technologies and to protect its valuable intellectual property. The Company was granted 12 new patents in the second quarter and now owns 123 U.S. patents, with more than 200 U.S. patent applications pending, along with many foreign patents and pending applications in jurisdictions worldwide.
Share Repurchase
In the second quarter, Vonage repurchased 5.7 million shares of stock for $24.8 million at an average price of $4.31 under its current four-year $100 million program. Year-to-date, the Company has repurchased 7.4 million shares for $32.8 million at an average price of $4.43. Since beginning its repurchase programs in August 2012, the Company has repurchased 55.6 million shares for $181 million at a highly accretive average price of $3.26.
Change in Financial Disclosure
In May 2016, the SEC issued new and revised Compliance & Disclosure Interpretations (CDIs) regarding the reporting of non-GAAP financial measures by all U.S. listed companies.

As a result, Vonage re-evaluated its use of non-GAAP financial information to ensure that when used in conjunction with its reported GAAP results, its non-GAAP financial information provides investors with valuable information regarding the Company’s underlying operational performance. Consistent with the CDIs, Vonage has (i) removed tax expense from its reconciliation of Adjusted Net Income and (ii) revised its nomenclature to refer to its primary operating performance measure as Adjusted OIBDA rather than adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) in order to more accurately reflect the relationship between the relevant GAAP measure, Income from Operations, and the Company’s non-GAAP performance measure.
Conference Call and Webcast
Management will host a webcast discussion of quarterly results and related matters on Tuesday, August 2, 2016 at 8:30 AM Eastern Time. To participate, please dial (877) 359-9508 approximately 10 minutes prior to the call. International callers should dial (224) 357-2393.
The webcast will be broadcast live through Vonage's Investor Relations website at http://ir.vonage.com. A replay of the call and webcast will be available shortly after the conclusion of the call and may be accessed through Vonage's Investor Relations website at http://ir.vonage.com or by dialing (855) 859-2056. International callers should dial (404) 537-3406. The replay passcode is 49688332.

(1)	This is a non-GAAP financial measure. Refer below to Table 3 for a reconciliation to GAAP income from operations.

(2)	This is a non-GAAP financial measure. Refer below to Table 4 for a reconciliation to GAAP net income.

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2016	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Statement of Income Data:
Revenues	$233,675	$226,824	$221,858	$460,499	$441,588

Operating Expenses:
Cost of service (excluding depreciation and amortization of $6,985, $6,833, $6,005, $13,818, and $11,729, respectively)	76,078	69,150	64,209	145,228	126,062
Cost of goods sold	8,352	9,066	8,217	17,418	17,407
Sales and marketing	83,344	79,601	84,385	162,945	169,949
Engineering and development	7,243	6,834	6,864	14,077	13,469
General and administrative	35,053	26,670	27,162	61,723	50,396
Depreciation and amortization	18,218	16,979	14,463	35,197	28,408
	228,288	208,300	205,300	436,588	405,691
Income from operations	5,387	18,524	16,558	23,911	35,897
Other income (expense):
Interest income	25	21	21	46	41
Interest expense	(3,057)	(2,446)	(2,088)	(5,503)	(4,023)
Other income (expense), net	104	154	32	258	(545)
	(2,928)	(2,271)	(2,035)	(5,199)	(4,527)
Income from continuing operations before income tax expense	2,459	16,253	14,523	18,712	31,370
Income tax expense	(1,562)	(8,322)	(6,176)	(9,884)	(13,174)
Income from continuing operations	897	7,931	8,347	8,828	18,196
Loss from discontinued operations	—	—	—	—	(1,615)
Loss on disposal, net of taxes	—	—	—	—	(824)
Discontinued operations	—	—	—	—	(2,439)
Net income	$897	$7,931	$8,347	$8,828	$15,757
Plus: Net loss from discontinued operations attributable to noncontrolling interest	—	—	—	—	59
Net income attributable to Vonage	897	7,931	8,347	8,828	15,816
Net income per common share - continuing operations:
Basic	$—	$0.04	$0.04	$0.04	$0.09
Diluted	$—	$0.04	$0.04	$0.04	$0.08
Net loss per common share - discontinuing operations:
Basic	$—	$—	$—	$—	$(0.01)
Diluted	$—	$—	$—	$—	$(0.01)
Net income per common share:
Basic	$—	$0.04	$0.04	$0.04	$0.07
Diluted	$—	$0.04	$0.04	$0.04	$0.07
Weighted-average common shares outstanding:
Basic	213,558	214,039	213,582	213,800	212,711
Diluted	222,700	224,225	222,188	223,978	221,557

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA - (Continued)
(Dollars in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2016	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Statement of Cash Flow Data:
Net cash provided by operating activities	$23,989	$14,572	$35,237	$38,561	$45,961
Net cash used in investing activities	(171,993)	(10,153)	(29,141)	(182,146)	(37,135)
Net cash (used in) provided by financing activities	136,388	(26,099)	(9,959)	110,289	(1,099)
Capital expenditures, intangible assets, and development of software assets	(10,396)	(11,207)	(6,188)	(21,603)	(10,502)

	June 30,	December 31,
	2016	2015
	(unaudited)	(audited)
Balance Sheet Data (at period end):
Cash and cash equivalents	$24,331	$57,726
Marketable securities	8,074	9,908
Restricted cash	1,938	2,587
Accounts receivable, net of allowance	35,272	19,913
Inventory, net of allowance	4,288	5,542
Prepaid expenses and other current assets	21,557	15,659
Deferred customer acquisition costs	3,589	4,505
Property and equipment, net	52,563	49,483
Goodwill	362,269	222,106
Software, net	21,288	20,710
Debt related costs, net	2,674	2,053
Intangible assets, net	225,997	138,199
Total deferred tax assets, including current portion, net	193,567	226,572
Other assets	3,311	9,603
Total assets	$960,718	$784,566
Accounts payable and accrued expenses	$128,835	$138,925
Deferred revenue	33,662	33,456
Total notes payable, net of debt related costs and indebtedness under revolving credit facility, including current portion	358,027	210,392
Capital lease obligations	5,682	7,761
Other liabilities	19,436	5,291
Total liabilities	$545,642	$395,825
Total stockholders' equity	$415,076	$388,741

VONAGE HOLDINGS CORP.
TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA
(unaudited)

The table below includes key operating data that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2016	2016	2015	2016	2015
Revenues	$147,963	$153,004	$172,756	$300,967	$350,586
Average monthly revenues per line	$26.61	$26.68	$27.79	$26.64	$27.86
Subscriber lines (at period end)	1,824,668	1,881,826	2,049,424	1,824,668	2,049,424
Customer churn	2.1%	2.2%	2.2%	2.2%	2.3%
The table below includes key operating data that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2016	2016	2015	2016	2015
Revenues (1)	$85,712	$73,820	$49,102	$159,532	$91,002
Average monthly revenues per seat (2)	$45.52	$44.50	$42.28	$45.18	$42.58
Seats (at period end) (2)	578,355	564,146	401,256	578,355	401,256
Revenue churn (2)	1.4%	1.3%	1.3%	1.4%	1.4%
(1) Includes $7,698 of revenue from Nexmo, which was acquired on June 3, 2016.
(2) Excludes impact of Nexmo, which was acquired on June 3, 2016.

VONAGE HOLDINGS CORP.
TABLE 3. RECONCILIATION OF GAAP INCOME FROM OPERATIONS
TO ADJUSTED OIBDA AND TO ADJUSTED OIBDA MINUS CAPEX
(Dollars in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2016	2016	2015	2016	2015
Income from operations	$5,387	$18,524	$16,558	$23,911	$35,897
Depreciation and amortization	18,218	16,979	14,463	35,197	28,408
Share-based expense	7,962	6,303	6,704	14,265	12,192
Acquisition related transaction and integration costs	5,057	93	230	5,150	685
Acquisition related consideration accounted for as compensation	3,312	—	—	3,312	—
Loss from discontinued operations	—	—	—	—	(1,615)
Depreciation from discontinued operation	—	—	—	—	132
Net loss attributable to noncontrolling interest	—	—	—	—	59
Adjusted OIBDA	39,936	41,899	37,955	$81,835	$75,758
Less:
Capital expenditures	(7,053)	(8,895)	(2,904)	$(15,948)	$(4,960)
Acquisition and development of software assets	(3,343)	(2,312)	(3,284)	$(5,655)	$(5,542)
Adjusted OIBDA Minus Capex	$29,540	$30,692	$31,767	$60,232	$65,256

VONAGE HOLDINGS CORP.
TABLE 4. RECONCILIATION OF GAAP NET INCOME
TO ADJUSTED NET INCOME
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2016	2016	2015	2016	2015
Net income attributable to Vonage	$897	$7,931	$8,347	$8,828	$15,816
Amortization of acquisition - related intangibles	8,274	6,962	5,382	15,236	10,689
Acquisition related costs	5,057	93	230	5,150	685
Acquisition related consideration accounted for as compensation	3,312	—	—	3,312	—
Adjusted net income	$17,540	$14,986	$13,959	$32,526	$27,190
Net income per common share:
Basic	$—	$0.04	$0.04	$0.04	$0.07
Diluted	$—	$0.04	$0.04	$0.04	$0.07
Weighted-average common shares outstanding:
Basic	213,558	214,039	213,582	213,800	212,711
Diluted	222,700	224,225	222,188	223,978	221,557
Net income per common share, excluding adjustments:
Basic	$0.08	$0.07	$0.07	$0.15	$0.13
Diluted	$0.08	$0.07	$0.06	$0.15	$0.12
Weighted-average common shares outstanding:
Basic	213,558	214,039	213,582	213,800	212,711
Diluted	222,700	224,225	222,188	223,978	221,557

VONAGE HOLDINGS CORP.
TABLE 5. FREE CASH FLOW
(Dollars in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2016	2016	2015	2016	2015
Net cash provided by operating activities	$23,989	$14,572	$35,237	$38,561	$45,961
Less:
Capital expenditures	(7,053)	(8,895)	(2,904)	(15,948)	(4,960)
Acquisition and development of software assets	(3,343)	(2,312)	(3,284)	(5,655)	(5,542)
Free cash flow	$13,593	$3,365	$29,049	$16,958	$35,459

VONAGE HOLDINGS CORP.
TABLE 6. RECONCILIATION OF NOTES PAYABLE, INDEBTEDNESS UNDER REVOLVING CREDIT FACILITY, AND CAPITAL LEASES TO NET DEBT
(Dollars in thousands)
(unaudited)

	June 30,	December 31,
	2016	2015
Current maturities of capital lease obligations	$4,615	$4,398
Current portion of notes payable	18,750	15,000
Notes payable and indebtedness under revolving credit facility, net of current maturities and debt related costs	339,277	195,392
Unamortized debt related cost	1,286	1,108
Capital lease obligations, net of current maturities	1,067	3,363
Gross debt	364,995	219,261
Less:
Unrestricted cash and marketable securities	32,405	67,634
Net debt	$332,590	$151,627

About Vonage
Vonage (NYSE: VG) is a leading provider of Cloud Communications for Business. Vonage transforms the way people work and businesses operate through a portfolio of communications solutions that enable internal collaboration among employees, while also keeping companies closely connected with their customers, across any mode of communication, on any device. The Company also provides a robust suite of feature-rich residential communication solutions. In 2015, the Company was named a Visionary in the Gartner Magic Quadrant for Unified Communications as-a-Service, Worldwide and also earned the Frost & Sullivan Growth Excellence Leadership Award for Hosted IP and Unified Communications and Collaboration (UCC) Services. For more information, visit  www.vonage.com.
Investor Contact: Hunter Blankenbaker 732.444.4926; hunter.blankenbaker@vonage.com
Media Contact: Jo Ann Tizzano 732.365.1363; joann.tizzano@vonage.com
Use of Non-GAAP Financial Measures
This press release includes measures defined as non-GAAP financial measures by the Securities and Exchange Commission, including: adjusted Operating Income Before Depreciation and Amortization (“adjusted OIBDA”), adjusted OIBDA less Capex, adjusted net income, net debt (cash) and free cash flow.
Adjusted OIBDA
Vonage uses adjusted OIBDA as a principal indicator of the operating performance of its business.
Vonage defines adjusted OIBDA as GAAP income (loss) from operations excluding depreciation and amortization, share-based expense, acquisition related costs, acquisition related consideration accounted for as compensation, loss from discontinued operation, depreciation from discontinued operation, and net loss attributable to noncontrolling interest.
Vonage believes that adjusted OIBDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of depreciation and amortization, which may vary from period to period without any correlation to underlying operating performance; of share-based expense, which is a non-cash expense that also varies from period to period; of one-time acquisition related costs and acquisition related consideration accounted for as compensation; and of loss from discontinued operation, depreciation from discontinued operation, and net loss attributable to our noncontrolling interest, each of which relate to one time effects caused by the termination of our Brazilian joint venture.
The Company provides information relating to its adjusted OIBDA so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted OIBDA are valuable indicators of the operating performance of the Company on a consolidated basis.
Adjusted OIBDA less Capex
Vonage uses adjusted OIBDA less Capex as an indicator of the operating performance of its business. The Company provides information relating to its adjusted OIBDA less Capex so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted OIBDA less Capex are valuable indicators of the operating performance of the Company on a consolidated basis because they provide our investors with insight into current performance and period-to-period performance.
Adjusted net income
Vonage defines adjusted net income, as GAAP net income (loss) excluding amortization of acquisition-related intangible assets, acquisition-related costs, and acquisition related consideration accounted for as compensation.
The Company has excluded amortization of acquisition-related intangible assets, acquisition-related costs, and acquisition related consideration accounted for as compensation from its net income (loss). The Company believes that excluding these items will assist investors in evaluating the Company's operating performance and in better understanding its results of operations without the impact of amortization of acquisition-related intangible assets, which is a non-cash item, and one-time acquisition related costs and acquisition related consideration accounted for as compensation.
Net debt (cash)
Vonage defines net debt (cash) as the current maturities of capital lease obligations, current portion of notes payable, notes payable and indebtedness under revolving credit facility, net of current maturities and debt related costs, and capital lease obligations, net of current maturities, less unrestricted cash and marketable securities.
Vonage uses net debt (cash) as a measure of assessing leverage, as it reflects the gross debt under the Company's credit agreements and capital leases less cash available to repay such amounts. The Company believes that net cash is also a factor that first parties consider in valuing the Company.
Free cash flow
Vonage defines free cash flow as net cash provided by operating activities minus capital expenditures, purchase of intangible assets, and acquisition and development of software assets.
Vonage considers free cash flow to be a liquidity measure that provides useful information to management about the amount of cash generated by the business that, after the acquisition of equipment and software, can be used by Vonage for debt service and strategic opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.
The non-GAAP financial measures used by Vonage may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.
Safe Harbor Statement
This press release contains forward-looking statements, including statements about acquisitions, acquisition integration, growth priorities or plans, revenues, adjusted OIBDA, churn, seats, lines or accounts, average revenue per user, cost of telephony services, the Company’s share repurchase plan, capital expenditures, new products and related investment, and other statements that are not historical facts or information, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: the competition we face; the expansion of competition in the unified communications market; our ability to adapt to rapid changes in the market for voice and messaging services; risks associated with the market for CPaaS products and services; our ability to retain customers and attract new customers, including in a cost effective manner; the risk associated with developing and maintaining effective sales teams; the risk associated with developing and maintaining effective distribution channels; risks related to the acquisition or integration of future businesses; security breaches and other compromises of information security; risks associated with sales of our UCaaS services to medium-sized and enterprise customers; our dependence on third party facilities, equipment, systems and services; system disruptions or flaws in our technology and systems; our ability to scale our business and grow efficiently; risks associated with our third-party vendor cloud infrastructure; our reliance on third party hardware and software; our dependence on third party vendors; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; our ability to obtain or maintain relevant intellectual property licenses; intellectual property and other litigation that have been and may be brought against us; failure to protect our trademarks and internally developed software; obligations and restrictions associated with data privacy; uncertainties relating to regulation of VoIP services; results of regulatory inquiries into our business practices; uncertainties regarding the regulation of CPaaS services; customer misuse of our CPaaS products; the impact of export controls and economic sanctions regulations; fraudulent use of our name or services; our ability to establish and expand strategic alliances; risks associated with operating abroad; liability under anti-corruption laws; governmental regulation and taxes in our international operations; the impact of domestic and international tax regulations on our CPaaS products and services; our dependence upon key personnel; our dependence on our customers' existing broadband connections; restrictions in our debt agreements that may limit our operating flexibility; our ability to obtain additional financing if required; foreign currency fluctuations; any reinstatement of holdbacks by our vendors; our history of net losses and ability to achieve consistent profitability in the future; and other factors that are set forth in the “Risk Factors” section and other sections of Vonage’s Annual Report on Form 10-K for the year ended December 31, 2015, in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.
(vg-f)